SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : February 18, 2009
Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

4960 NW 165th Street, Unit B24, Miami Lakes, Fl 33014

(Address of principal executive offices)

(305) 624-5714

(Issuer  telephone number)

(Former Name and Address)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

With an effective date of February 5, 2009, Gordon Chow resigned from the Company as Director to pursue other opportunities. There are no material disagreements between Mr. Chow and the Company and Mr. Chow’s resignation was voluntary. The Company will look at replacing Mr. Chow’s position on the board at a later date.

ITEM 8.01 OTHER EVENTS

The Company’s debenture number CCP-3 in the original amount of $5,850,000 and debenture number CCP-2 in the original amount of $3,375,000 (collectively the “Debentures”) issued to YA Global Investments, L.P. (formally Cornell capital Partners LP) (“YA”) have matured December 12th, 2008 and remain unpaid as of today’s date. The outstanding balance (principal plus interest) under the Debentures is $8,369,416.85 as of December 31st, 2008. The Company has not received any default notice from YA and is currently in discussions with YA and other potential lenders on a possible refinance of the Debentures. There can be no assurances that a refinancing will occur or that said refinancing will be on terms acceptable to the Company.

EXHIBITS:

EXHIBIT 17 RESIGNATION LETTER OF GORDON CHOW

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TelePlus World, Corp.

February 18, 2009	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

February 18, 2009	/s/ Cris Neely
Cris Neely
Chief Financial Officer